EXHIBIT (6)(c)


                                     FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                                   EXHIBIT A TO
                                           INVESTMENT ADVISORY AGREEMENT

                                             Effective October 1, 2001



EFFECTIVE DATES:

Portfolio                                         Effective Date

Large Cap Growth Portfolio                        April 1, 2000
International Portfolio                           April 1, 2000
Technology Portfolio                              April 1, 2000
Mid Cap Growth Portfolio                         January 1, 2001
Small Cap Growth Portfolio                       January 1, 2001
Equity Income Portfolio                          October 1, 2001
Corporate Bond Portfolio                         October 1, 2001

ADVISORY FEES:

Portfolio                                 Annual Advisory Fee as a Percentage of
                                                 Average Daily Net Assets

Large Cap Growth Portfolio                             0.65%
International Portfolio                                1.10%
Technology Portfolio                                   0.70%
Mid Cap Growth Portfolio                               0.70%
Small Cap Growth Portfolio                             0.70%
Equity Income Portfolio                                0.65%
Corporate Bond Portfolio                               0.70%